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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               __________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported): MAY 1, 2005

                               TOLL BROTHERS, INC.
               (Exact Name of Registrant as Specified in Charter)

         DELAWARE                   001-09186               23-2416878

(State or Other Jurisdiction)      (Commission             (IRS Employer
   of Incorporation)               File Number)         Identification No.)



          250 GIBRALTAR ROAD, HORSHAM, PA                 19044
     (Address of Principal Executive Offices)           (Zip Code)

Registrant's telephone number, including area code: (215) 938-8000

________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01. Entry into a Material Definitive Agreement.

On May 1, 2005, each of Robert I. Toll and Bruce E. Toll (the "Tolls") entered into agreements with Toll Brothers, Inc. (the "Company") to abolish their respective Stock Redemption Agreements, dated October 28, 1995 (the Agreements"). The expiration date of each of the Agreements was October 28, 2005. Each of the Agreements obligated the Company to maintain insurance on each of the lives of the Tolls sufficient to purchase up to $10,000,000 of the Company's common stock (the "Common Stock") owned by Robert I. Toll if Robert I. Toll were to die prior to October 28, 2005 and to purchase the same amount of Common Stock from Bruce E. Toll if Bruce E. Toll were to die prior to October 28, 2005. The Agreements also gave the Company the option to buy an additional $30,000,000 of Common Stock from each of the Tolls. The purchase price of the Common Stock would have been based on the market value of the Common Stock as defined in the Agreements.

Item 9.01. Financial Statements and Exhibits.

(c). Exhibits.
     The following Exhibit is filed as part of this Current Report on Form 8-K:

Exhibit
  No. Item

10.1* Agreement to Abolish Stock Redemption Agreement between Robert I. Toll and Toll Brothers, Inc. dated April 28, 2005.

10.2* Agreement to Abolish Stock Redemption Agreement between Bruce E. Toll and Toll Brothers, Inc. dated April 28, 2005.


* Filed electronically herewith.


                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


TOLL BROTHERS, INC.                                           Dated: May 2, 2005

By: Joseph R. Sicree
   _______________________
   Joseph R. Sicree
   Vice President, Chief
   Accounting Officer